Exhibit 10.9
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AWARD AGREEMENT FOR
CHESAPEAKE ENERGY CORPORATION
LONG TERM INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) entered into as of the grant date (the “Grant Date”) set forth on the attached Notice of Grant of Restricted Stock Units and Award Agreement (the “Notice”), by and between Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), and the participant named on the Notice (the “Participant”);

W I T N E S S E T H:

WHEREAS, the Participant is a Non-Employee Director, and it is important to the Company that the Participant be encouraged to remain a director;

WHEREAS, the Company has previously adopted the Chesapeake Energy Corporation 2021 Long Term Incentive Plan effective as of February 9, 2021, as amended, restated or otherwise modified from time to time (the “Plan”); and

WHEREAS, the Company has awarded the Participant Restricted Stock Units under the Plan, as set forth on the Notice, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, the Participant and the Company agree as follows:

1.    The Plan. The Plan, a copy of which has been made available to the Participant, is hereby incorporated by reference herein and made a part hereof for all purposes, and when taken with this Agreement shall govern the rights of the Participant and the Company with respect to the Award (as defined below). Any capitalized terms used but not defined in this Agreement have the same meanings given to them in the Plan.

2.    Grant of Award. The Company hereby awards to the Participant the number of Restricted Stock Units set forth in the Notice, on the terms and conditions set forth herein and in the Plan (the “Award”). Each Restricted Stock Unit granted pursuant to this Award gives the Participant the right to receive payment of one share of Common Stock on the payment date set forth in the Notice and this Award Agreement.

3.    Nontransferability of Award. A Restricted Stock Unit is not transferable other than by will or the laws of descent and distribution. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, a Restricted Stock Unit contrary to the provisions hereof shall be void and ineffective, shall give no right to any purported transferee, and may, at the sole discretion of the Committee, result in forfeiture of the Restricted Stock Unit(s) involved in such attempt.

4.    Vesting. The Restricted Stock Units will vest on the Vesting Date (as defined in the Notice), subject to the Participant’s continuous service with the Company, in any capacity (including as a director, consultant or an employee) through the Vesting Date. Notwithstanding the foregoing, if the Participant ceases to serve on the Board and immediately thereafter is not directly or indirectly providing services to the Company, a Subsidiary or Affiliated Entity as an employee or consultant (a “Termination Event”) (i) (a) following a Change of Control or (b) due to the Participant’s death or Disability, then the Participant will immediately vest in all of the Restricted Stock Units on the date of the Termination Event or (ii) for any reason not set forth in clause (i), then the Participant will vest in a pro rata portion of his or her unvested Restricted Stock Units on the date of the Termination Event, with such pro rata portion determined by dividing (a) the number of days the Participant served as a director or employee of the Company from the Grant Date to the date of the Termination Event, by (b) the number of days between the Grant Date and May 20, 2022, in each case, unless subject to forfeiture or recovery pursuant to Section 9.

5.    Payment. Payment shall be made in the form of an issuance of shares of Common Stock equal to the number of vested Restricted Stock Units on the Vesting Date or the date elected by the Participant pursuant to the Restricted Stock Units Deferral Election Form attached hereto as Exhibit A (such date, the “Settlement Date”), unless such Restricted Stock Units are subject to forfeiture or recovery pursuant to Section 9 or payment is restricted due to the provisions of Section 14.

6.    Dividends Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Common Stock and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Agreement that have not been settled, the Company shall record the amount of such dividend in a bookkeeping account and pay to the Participant an amount in cash equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of shares of Common Stock equal to the number of RSUs held by the Participant that have not been settled as of such record date, such payment to be made on (i) the Settlement Date or (ii) if the Participant has elected a Settlement Date other than the Vesting Date pursuant to the Restricted Stock Units Deferral Election Form attached hereto as Exhibit A and the Settlement Date has not occurred, on date of the Company’s annual shareholder meeting each year prior to the Settlement Date (the “Dividend Equivalents”). For purposes of clarity, if the RSUs (or any portion thereof) are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited RSUs. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.

7.    Amendments. This Award Agreement may be amended by a written agreement signed by the Company and the Participant; provided that the Committee may modify the terms of this Award Agreement without the consent of the Participant in any manner that is not adverse to the Participant.

8.    Securities Law Restrictions. Payment of this Award shall not be made in shares of Common Stock unless such issuance is in compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Participant at the time of payment and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Common Stock subject to the Award are being acquired for investment and not with any present intention to resell the same and without a view to distribution, and the Participant shall, upon the request of the Company, execute and deliver to the Company an agreement to such a fact. The Participant acknowledges that any stock certificate representing Common Stock acquired under such circumstances will be issued with a restricted securities legend.

9.    Participant Misconduct; Compensation Recovery.

(a)    Notwithstanding anything in the Plan or this Agreement to the contrary, the Committee shall have the authority to determine that in the event of serious breach of fiduciary duty by the Participant, the Award may be cancelled, in whole or in part, whether or not vested. The determination of whether the Participant has engaged in a serious breach of fiduciary duty shall be determined by the Committee in good faith and in its sole discretion.

(b)    The Award made pursuant to this Agreement is subject to recovery pursuant to the Company’s compensation recovery policy then in effect. To the extent required by applicable laws, rules, regulations or securities exchange listing requirements and the Company’s compensation recovery policy then in effect, the Company shall have the right, and shall take all actions necessary, to recover shares of the Common Stock paid to the Participant pursuant to this Award.

10.    Notices. All notices or other communications relating to the Plan and this Agreement as it relates to the Participant shall be in electronic or written form. If in writing, such notices shall be deemed to have been made (a) if personally delivered in return for a receipt, (b) if mailed, by regular U.S. mail, postage prepaid, by the Company to the Participant at his last known address evidenced on the payroll records of the Company or (c) if provided electronically, provided to Participant at his e-mail address specified in the Company’s or its Affiliated Entity’s records or as other specified pursuant to and in accordance with the Committee’s applicable administrative procedures.

11.    Binding Effect and Governing Law. This Agreement shall be (i) binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns except as may be limited by the Plan and (ii) governed and construed under the laws of the State of Oklahoma.

12.    Captions. The captions of specific provisions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provision hereof.

13.    Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes, but all of which taken together shall form but one agreement.

14.    Code Section 409A.

(a)    General. This Agreement and the Restricted Stock Units granted hereunder are intended to comply with Code Section 409A. The Agreement and the Restricted Stock Units shall be administered, interpreted, and construed in a manner consistent with Code Section 409A. Should any provision of the Plan or the Agreement be found not to comply with the provisions of Code Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Committee, and without the consent of the Participant, in such manner as the Committee determines to be necessary or appropriate to comply with Code Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under the Plan or this Agreement comply with Code Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Code Section 409A. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or the disposition of the underlying shares of Common Stock and that the Participant has been advised, and hereby is advised, to consult a tax advisor prior to such vesting, settlement or disposition.

(b)    Payment Restrictions. Other provisions of this Agreement notwithstanding, the following payment restrictions shall apply to Restricted Stock Units:

(i)    Separation from Service. Any payment in settlement of the Restricted Stock Units that is triggered by a separation of service hereunder will occur only at such time as Participant has had a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

(ii)    Six-Month Delay Rule. The “six-month delay rule” will apply to 409A Restricted Stock Units if the following four conditions exist:

1.    The Participant has a separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h));

2.    A payment is triggered by the separation from service (but not due to death);

3.    The Participant is a “specified employee” under Code Section 409A; and

4.    The payment in settlement of the Restricted Stock Units would otherwise occur within six months after the separation from service.

If the six-month delay rule applies, payment in settlement of the Restricted Stock Units shall instead be made on the first business day after the date that is six months following the Participant's separation from service (or death, if earlier), with interest from the date such payment would otherwise have been made at the short-term applicable federal rate, compounded semi-annually, as determined under Section 1274 of the Code, for the month in which payment would have been made but for the delay in payment. During the six-month delay period, accelerated payment will be permitted in the event of the Participant’s death and for no other reason (including no acceleration upon a Change of Control) except to the extent permitted under Code Section 409A.

(iii)    Change of Control Rule. Any payment in settlement of Restricted Stock Units triggered by a Change of Control will be made only if, in connection with the Change of Control, there occurs a change in the ownership of the Company, a change in the effective control of the Company, or a change in ownership of a substantial portion of the assets of the Company as all such terms are defined in Treasury Regulation Section 1.409A-3(i)(5). In the event payment in settlement of Restricted Stock Units is not allowed by operation of this subparagraph (iii), the payment related to such Restricted Stock Units will be made within sixty (60) days of the earlier to occur of (A) the applicable payment date set forth in the Notice, death or separation from service regardless of the fact that vesting has been accelerated under the Agreement as a result of the Change of Control, or (B) the occurrence of a permissible time or event that could trigger a payment without violating Code Section 409A.

(c)    Other Compliance Provisions. The following provisions also apply to Restricted Stock Units:

(i)    The settlement of Restricted Stock Units may not be accelerated by the Company except to the extent permitted under Code Section 409A.

(ii)    If any mandatory term required to avoid tax penalties under Code Section 409A is not otherwise explicitly provided under this document or other applicable documents, such term is hereby incorporated by reference and fully applicable as though set forth at length herein.

(iii)    Each payment tranche of Restricted Stock Units set forth in the Notice shall be deemed a separate payment for purposes of Code Section 409A.

Notice of Grant of Award and Award Agreement	Chesapeake Energy Corporation ID: 73-1395733 6100 N. Western Avenue Oklahoma City, OK 73118

<NAME> <ADDRESS> <ADDRESS>	Award Number: Plan: 2021 LTIP

Effective <Date>, you have been granted an award of <#> Restricted Stock Units. These Restricted Stock Units entitle you to receive a payment in the form of shares of Common Stock equal to the number of Restricted Stock Units to be paid on the payment date.

The current total value of the award is <$>.

The Restricted Stock Units will vest and be paid on the earlier of (i) May 20, 2022 and (ii) the date of the Company’s 2022 annual shareholder meeting (the “Vesting Date”).

By your signature and the Company's signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company's 2021 Long Term Incentive Plan and the Agreement, all of which are attached and made a part of this document.

By:
	Chesapeake Energy Corporation	Participant

Date:		Date:

Exhibit A

RESTRICTED STOCK UNITS DEFERRAL ELECTION FORM

Please complete this Restricted Stock Units Deferral Election Form (the “Deferral Election Form”) and return a signed copy to Chesapeake Energy Corporation (the “Company”), care of Ryan Turner (ryan.turner@chk.com), no later than Monday, February 22, 2021 at 12:00 pm CT (the “Election Deadline”).

Name:

NOTE: This Deferral Election Form will apply to all grants of Restricted Stock Units (“RSUs”) you may receive from the Company until such time as a new signed Deferral Election Form is received by the Company. Any new signed Deferral Election Form must be received by the Company no later than December 31 of the calendar year preceding the calendar in which the RSUs are granted.

1.    Settlement of RSUs

In making this election, the following rules apply:

•Unless otherwise specified, capitalized terms used but not defined in this Deferral Election Form shall have the meanings attributed to them in the Restricted Stock Unit Award Agreement (the “Agreement”) or the Chesapeake Energy Corporation 2021 Long Term Incentive Plan effective as of February 9, 2021, as amended from time to time (the “Plan”), as applicable.

•You must complete this Deferral Election Form by the Election Deadline and select a payment date on which you will receive the shares of Common Stock underlying the RSUs. If you fail to complete and timely submit this Deferral Election Form, the shares of Common Stock underlying your RSUs will be paid to you at the default time specified in Section 5 of the Agreement.

2.    Deferral Election

I hereby irrevocably elect to receive the shares of Common Stock issuable pursuant to any RSUs granted to me in 2021 and any future calendar years, until such time as a new signed Deferral Election Form is received by the Company, upon (select only one of the following):

☐    (a) The Vesting Date specified in the Agreement.

☐    (b) The date I cease to be a director and do not subsequently directly or indirectly provide services to the Company, a Subsidiary or Affiliated Entity as employee or consultant (the “Termination Date”).

☐    (c) The following anniversary of the Termination Date as circled: [first] [second] [third] [fourth] [fifth].

☐    (d) The date of a Change of Control (the “COC Date”).

☐    (e) The following anniversary of the Vesting Date as circled: [first] [second] [third] [fourth] [fifth].

☐    (f) The earliest of the (i) Termination Date, (ii) COC Date and (iii) the following anniversary of the Vesting Date as circled: [first] [second] [third] [fourth] [fifth].

3.    Signature

I understand that my rights to the shares of Common Stock underlying the RSUs are subject to (i) to fluctuations in market prices, which may increase or decrease between the default time specified in the Agreement and the settlement date I elected above and (ii) the rights of the general creditors of the Company in the event of its insolvency. I also understand that cash in respect of any Dividend Equivalents accruing after the vesting of my RSUs will be paid annually in accordance with Section 6 of the Agreement. I further understand that this Deferral Election Form will become effective and irrevocable as of the Election Deadline. Once I have elected the time of settlement of my RSUs by submitting this Deferral Election Form, I understand that (a) the settlement election will be irrevocable and (b) the settlement election will control over any contrary payment time or event specified in Section 5 of the Agreement. I acknowledge that, if I do not complete and timely submit this Deferral Election Form, the shares of Common Stock underlying my RSUs will be paid to me at the default time specified in the Agreement.

By executing this Deferral Election Form, I hereby acknowledge my understanding of, and agreement with, the terms and provisions set forth in this Deferral Election Form, the Notice, the Agreement and the Plan.

PARTICIPANT

Name: